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                                                                 Exhibit 10.5(r)

                                    July 31, 2000

Genelco S.A.
8 Route de Beaumont
1701 Fribourg
Switzerland

Re:   Amendment No. 7 to Trademark Agreement

Gentlemen:

      This letter agreement shall serve as an amendment to the Trademark Agreement dated January 20, 1993, as amended (the "Trademark Agreement") between Cephalon, Inc. ("Cephalon") and Genelco S.A. ("Genelco") and shall be effective as of the date hereof. All capitalized terms not otherwise defined or amended shall have the same meaning as the defined terms in the Trademark Agreement.

      1. Genelco agrees to file trademark applications for the mark PROVIGIL Plus Logo, attached as Exhibit A, in the following countries at its expense: Ireland, Italy, Japan, Mexico, countries of Central and South America, South Korea, Taiwan, United Kingdom, and the United States. Genelco agrees to diligently prosecute these applications and maintain the resulting registrations at its expense.

      2. Genelco grants Cephalon an exclusive license to use the PROVIGIL Plus Logo mark in connection with the Licensed Product in the Territory, according to the same terms as the Trademark Agreement.

      3. Genelco agrees that it will not grant licenses to use the PROVIGIL Plus Logo mark to any third parties anywhere in the world, without Cephalon's prior written consent.

      4. In the event that the Cephalon and Genelco terminate the Trademark Agreement, Genelco agrees that Cephalon will own all right, title and interest in the Logo portion of the PROVIGIL Plus Logo mark and Genelco will assign its interest in the Logo portion of the mark and the associated goodwill to Cephalon.

      5. Cephalon and Genelco agree to execute and deliver at a future date any additional documents that may be necessary to perfect the intent of this Amendment.
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Genelco S.A.
Amendment No. 9
July 31, 1999
Page 2


      6. Cephalon and Genelco hereby restate their respective representations and warranties made in the Trademark Agreement, as amended pursuant to this letter agreement.

      7. Except as modified by this letter agreement, all provisions of the Trademark Agreement are confirmed to be and shall remain in full force and effect.

      If the foregoing is acceptable, please indicate your agreement in the space provided below.

                                        CEPHALON, INC.


                                        By: /s/ John E. Osborn
                                           -------------------------------------
                                           John E. Osborn
                                           Sr. Vice President,
                                           General Counsel & Secretary

Accepted and Agreed by Genelco S.A.

GENELCO, S.A.


By: /s/ Philippe E. Courvoisier
   --------------------------------
   Name: Philippe E. Courvoisier
   Date: 10/13/00